Exhibit 99.1

FOR IMMEDIATE RELEASE	AUGUST 2, 2010
SYKES ENTERPRISES, INCORPORATED REPORTS
SECOND-QUARTER 2010 FINANCIAL RESULTS
—Anticipate early retirement of acquisition-related term loan
—Solid progress on operational integration of ICT acquisition
—Increasing 2010 and long-term anticipated cost synergy target
—Updating 2010 business outlook
TAMPA, FL — August 2, 2010 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today second-quarter 2010 financial results.
Second quarter 2010 Highlights
•	Second quarter 2010 revenues of $299.2 million increased $90.3 million, or 43.3%, over the comparable quarter last year; second quarter 2010 revenues included $98.5 million in contribution from the ICT acquisition

•	Second quarter 2010 operating margin was 2.9% versus 8.2% on a comparable basis; on an adjusted basis, a non-GAAP measure, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation), second quarter 2010 operating margin was 4.9% versus 8.9%, which excludes the KLA impairment loss in the year-ago quarter, comparably due to previously-discussed program expirations beginning in the second-half of 2009, lower-than-forecasted client demand without a commensurate reduction in labor costs and costs related to migration of demand to near-shore locations in Egypt, Romania and Germany

•	Excluding the ICT acquisition and on a constant currency basis, second quarter 2010 revenues decreased 5.9% comparably due to tougher year-ago comparisons driven principally by previously-discussed program expirations, migration of demand to near-shore locations as well as softness in the technology and communications verticals, which more than offset increased demand from the financial services and transportation verticals and new client wins

•	Excluding the ICT acquisition, second quarter 2010 operating margins declined 400 basis points (4.9% vs. 8.9%) comparably due principally to previously-discussed client program expirations, lower-than-forecasted client demand without a commensurate reduction in labor costs, wage increases in certain geographies and migration costs

•	Second quarter 2010 diluted earnings per share was $0.05 versus $0.35 in the comparable quarter last year and below the Company’s second quarter 2010 business outlook earnings per share range of $0.20 to $0.22. The decrease in the Company’s second quarter 2010 diluted earnings per share on a comparable basis and relative to the business outlook was due to a combination of foreign currency transaction and other expense net losses, lower-than- forecasted-demand and a higher tax rate

•	On an adjusted basis, second quarter 2010 diluted earnings per share was $0.14 versus $0.41 per share in the comparable quarter last year, which excludes the impact of the impairment loss on KLA and SHPS in the year-ago quarter, and versus an adjusted diluted earnings per share range of $0.28 to $0.32 provided in the Company’s second quarter 2010 business outlook. Assuming a forecasted tax rate of 13% as projected in the Company’s second quarter 2010 business outlook and assuming the projected net interest expense of approximately $1.0 million for the second quarter of 2010, the adjusted diluted earnings per share would have been $0.25. The decrease in second quarter 2010 adjusted earnings per share was due to principally to lower-than-forecasted client demand
Americas Region
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 65.1% to $246.0 million, or 82.2% of total revenues, for the second quarter of 2010. Revenues for the prior year period totaled $149.0 million, or 71.3% of total revenues. The ICT acquisition contributed approximately $98.1 million to the Americas second quarter 2010 revenues. Excluding the ICT acquisition and on a constant currency basis, second quarter 2010 Americas revenues decreased 5.0% comparably due principally to expiration of previously-discussed client programs and lower-than-forecasted demand, which more than offset increased demand from the financial services and transportation verticals as well as new client wins.
During the quarter, approximately 49% of the Americas second quarter 2010 revenues was generated from services provided offshore. Excluding the ICT acquisition, approximately 57% of the Americas second quarter 2010 revenues was generated from services provided offshore compared to approximately 60% in the prior year quarter, with the percentage decrease due primarily to an increased revenue contribution from the U.S.
Sequentially, revenues generated from the Americas segment increased 14.1% to $246.0 million, or 82.2% of total revenues, for the second quarter of 2010. First quarter 2010 revenues of $215.5 million, or 78.3% of total revenues, included only two-months of revenue contribution from the ICT acquisition, which closed on February 2nd, 2010. Excluding the ICT acquisition and on a constant currency basis, second quarter 2010 Americas revenues decreased 1.9% sequentially due principally to lower-than-forecasted client demand, program expirations and some seasonality, which more than offset increased demand from primarily the financial services vertical.
The Americas income from operations for the second quarter of 2010 decreased 1.6% to $24.6 million, with an operating margin of 10.0% versus 16.8% in the comparable quarter last year. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation), the Americas operating margin was 11.5% versus 17.8% in the comparable quarter last year, which excludes the impact of the KLA impairment loss. Excluding the ICT acquisition, the Americas operating margin decreased 230 basis points (15.5% vs. 17.8%) comparably due to expiration of certain previously-discussed client programs and somewhat lower-than-forecasted client demand without a commensurate reduction in labor costs and wage increases in certain geographies.

Sequentially, the Americas income from operations for the second quarter of 2010 decreased 6.3% to $24.6 million, with an operating margin of 10.0% versus 12.2% in the first quarter of 2010. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 6 for reconciliation), the Americas operating margins were 11.5% versus 13.6% sequentially. Excluding the ICT acquisition, the Americas operating margin decreased 200 basis points (15.5% vs. 17.5%) sequentially due largely to the above-mentioned factors.
EMEA Region
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 11.2% to $53.2 million, representing 17.8% of SYKES’ total revenues for the second quarter of 2010 compared to $59.9 million, or 28.7%, in the prior year’s second quarter. The ICT acquisition contributed approximately $0.4 million in revenues to EMEA in the second quarter of 2010. Excluding the ICT acquisition and on a constant currency basis, EMEA revenues decreased 8.0% due largely to previously-discussed client program expirations, near-shore migration and sustained weakness within the technology vertical as well as a decline in demand with certain clients within the communications vertical, which more than offset new client and program wins. The Company continues to enhance its near-shore delivery solution for the EMEA market and is encouraged by the interest it has received from prospective clients for its recently-announced beach heads in Egypt, Romania and Germany.
Sequentially, revenues from the Company’s EMEA region decreased 10.8% to $53.2 million, representing 17.8% of SYKES’ total revenues for the second quarter of 2010 compared to $59.7 million, or 21.7% of SYKES’ total revenues in the first quarter of 2010, which included only two-months of revenue contribution from the ICT acquisition. Excluding the ICT acquisition and on a constant currency basis, EMEA revenues decreased 4.6% sequentially due largely to above-mentioned factors.
The EMEA loss from operations for the second quarter of 2010 was $3.9 million versus an income of $1.8 million, with an operating margin of negative 7.3% versus a positive 2.9% in the comparable quarter last year. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation), the comparable operating margins remained unchanged. Excluding the ICT acquisition, the EMEA operating margin was a negative 6.4% versus a positive 2.9% due principally to soft client demand related to economic weakness, migration of demand to near-shore locations and the corresponding termination and duplicative ramp costs, including facilities and recruiting.
Sequentially, the EMEA loss from operations for the second quarter of 2010 was $3.9 million versus a loss of $0.7 million in the first quarter of 2010, with an operating margin of negative 7.3% versus a negative 1.2%. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 6 for reconciliation), the EMEA operating margins remained unchanged. Excluding the ICT acquisition, the EMEA operating margin was a negative 6.4% versus a negative 0.6% due principally to the above-mentioned factors.
Corporate G&A Expenses
Corporate costs increased to $12.0 million, or 4.0% of revenues, in the second quarter of 2010, compared to $9.7 million, or 4.6% of revenues, in the comparable quarter last year. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation), corporate costs remained unchanged at $9.7 million, but declined as a percent of revenues to 3.2% in the second quarter of 2010 from 4.6% in comparable period last year. Excluding the ICT acquisition, corporate costs remained essentially unchanged at $9.7 million, or 4.8% of second quarter 2010 revenues.

Sequentially, corporate costs decreased to $12.0 million, or 4.0% of revenues, in the second quarter of 2010, from $31.7 million, or 11.5% of revenues, in the first quarter of 2010. On an adjusted basis, which includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 6 for reconciliation), corporate costs declined to $9.7 million, or 3.2% of revenues, from $11.4 million, or 4.2% of revenues, in the first quarter of 2010. Excluding the ICT acquisition, corporate costs declined to $9.7 million, or 4.8% of revenues, from $11.4 million, or 5.4% of revenues, in the first quarter of 2010 due to a reduction in payroll related expenses.
Interest & Other Income and Taxes
Interest and other expense for the second quarter of 2010 totaled approximately $5.1 million compared to other income of $0.6 million for the same period in the prior year. Of the $5.7 million negative swing in interest and other expense, approximately $3.6 million was attributable to realized and unrealized foreign currency transaction losses which resulted primarily from U.S. dollar denominated assets and liabilities held by the Company’s international subsidiaries. Approximately $1.7 million of the swing was net interest expense due to a combination of higher interest expense and related underwriting fees associated with the acquisition-related term loan as well as lower average interest rates on lower cash balances. The remaining $0.4 million was other miscellaneous expenses.
The Company’s second quarter 2010 effective tax rate was 27.5% versus 8.1% in the same period last year and above the estimated 8% provided in the Company’s second quarter 2010 business outlook. The increase in the Company’s second quarter 2010 tax rate was due chiefly to a tax expense resulting from foreign exchange rate fluctuation between a stronger U.S. dollar and a weaker Euro on the planned cash repatriation of $85 million and the recording of a valuation allowance on foreign tax credits, more-than-offsetting the recognition of a tax benefit related to a favorable audit settlement. On an adjusted basis, second quarter 2010 tax rate was 30.4% versus 12.2% in the same period last year and above the estimated 13% provided in the Company’s second quarter 2010 business outlook. The increase in tax rate on an adjusted basis both relative to last year and the business outlook was due largely to the above-mentioned factors and a shift in the geographic mix of earnings to higher tax rate jurisdictions.
Earnings Per Diluted Share
The Company’s second quarter 2010 earnings per diluted share were $0.05 versus $0.35 in the comparable quarter last year and a range of $0.20 to $0.22 provided in the Company’s second quarter 2010 business outlook. The decrease in the Company’s second quarter 2010 earnings per share relative to the business outlook was due to foreign currency transaction and other expense net losses (approximately $0.09 per diluted share impact), lower-than-forecasted demand (approximately $0.06 earnings per share impact), and a higher-than-anticipated tax rate (approximately $0.01 earnings per share impact).
On an adjusted basis, second quarter 2010 diluted earnings per share was $0.14 versus a $0.41 per share in the comparable quarter last year, which excludes the impact of the impairment loss on KLA and SHPS, and versus the adjusted diluted earnings per share range of $0.28 to $0.32 provided in the Company’s second quarter 2010 business outlook. Assuming a forecasted tax rate of 13% as projected in the Company’s second quarter 2010 business outlook and assuming the projected net interest expense of approximately $1.0 million for the second quarter of 2010, the adjusted diluted earnings per diluted share would have been $0.25. The decrease in second quarter 2010 earnings per share was due principally to lower-than-forecasted client demand without a commensurate reduction in labor costs.
Liquidity and Capital Resources
The Company’s balance sheet at June 30, 2010 remained strong with cash and cash equivalents of $224.8 million (excluding restricted cash of $0.4 million). Approximately $214.1 million of the Company’s June 30th cash balance was held in international operations and would be subject to additional taxes if repatriated back to the U.S. During the quarter, the Company made its first term loan repayment of $2.5 million and an early repayment of $20 million on its existing $75 million three-year term loan related to the ICT acquisition. The Company made an additional $50.0 million term loan repayment in July, with the remaining $2.5 million anticipated for repayment in September. At June 30, 2010, the Company had $75 million of undrawn borrowing capacity available under its revolving credit facility. The Company also purchased three hundred thousand shares of its common stock for a total cost of $5.2 million. Cash flow from operations was $27.1 million versus $25.4 million in same period last year.
Business Outlook
The assumptions driving the business outlook are as follows:
•	The Company is raising its full-year 2010 synergy estimate to approximately $25 million from $21 million previously, while further raising its long-term projected synergy target to between $28 million and $30 million from between $23 million and $25 million previously. The Company’s adjusted earnings per share estimates include pre-tax cost synergies of approximately $7 million in the third quarter of 2010. Separately, although it is not currently reflected in the third quarter and full-year 2010 business outlook, the process of capacity optimization and related-actions is under way as part of the Company’s operational integration efforts related to the ICT acquisition. These actions could further impact earnings per share relative to the business outlook for the third-quarter and full-year 2010;

•	Due to sustained macroeconomic weakness coupled with the foreign exchange volatility within the Americas and EMEA regions, the Company is revising its revenue range for full-year 2010. The roughly $68 million in revenue reduction on a consolidated basis between the mid-point of the previously forecasted full-year 2010 revenue range and the newly revised range is apportioned by a third equally across volatile foreign exchange rates, a decrease in existing client demand and a longer-than-anticipated sales cycle. Roughly two-thirds of the revenue reduction is from the Americas region, with the remaining from the EMEA region. And more than three-quarters of the revenue reduction is attributable to legacy SYKES;

•	The Company’s revenues and adjusted earnings per share assumptions were based on foreign exchange rates as of July 2010. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a significant impact on revenues and adjusted earnings per share relative to the business outlook for the third quarter and full-year;

•	The Company anticipates net interest expense of approximately $1.3 million for the third quarter of 2010 and net interest expense and other of $10.3 million, which includes approximately $5.0 million of net interest expense for full-year 2010. Third quarter 2010 net interest expense and full-year 2010 net interest expense and other exclude the impact of additional foreign exchange gains or losses; and

•	The Company anticipates a lower tax rate in the third quarter of 2010 compared to the tax rate in the second quarter of 2010 as there were discrete adjustments that drove the second quarter 2010 tax rate. The Company anticipates an uptick in the estimated full-year 2010 tax rate due to discrete adjustments as well.
Considering the above factors, the Company anticipates the following financial results for the three months ended September 30, 2010:

•	Revenues in the range of $296 million to $301 million

•	Tax rate of approximately 16% to 18%, on an adjusted basis, a tax rate of approximately 19% to 21%%, subject to volatility from quarter to quarter

•	Fully diluted share count of approximately 46.3 million

•	*Earnings per share of approximately $0.18 to $0.22

•	Adjusted diluted earnings per share in the range of $0.24 to $0.26

•	Capital expenditures in the range of $7.0 million to $9.0 million
For the twelve months ended December 31, 2010, the Company anticipates the following financial results:
•	Revenues in the range of $1,165 million to $1,175 million

•	Tax rate of approximately 24% to 26%%, on adjusted basis, a tax rate of 26% to 29% subject to volatility

•	Fully diluted share count of approximately 46.3 million

•	*Earnings per share in the range of $0.23 to $0.28

•	Adjusted diluted earnings per share in the range of $0.81 to $0.83

•	Capital expenditures in the range of $27.0 million to $31.0 million

*	See “Business Outlook Reconciliation” for Third Quarter and Full-Year 2010 earnings per share.
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, August 3rd, 2010 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.
Non-GAAP Financial Measure
Adjusted earnings per diluted share is an important indicator of performance as this non-GAAP financial measure assists readers in further understanding the Company’s results of operations and trends from period-to-period exclusive of certain acquisition-related items. Adjusted earnings per diluted share, however, is a supplemental measure of performance that is not required by, or presented in accordance with, U.S. Generally Accepted Accounting Principles (GAAP). Refer to the tables in the release for a detailed reconciliation.
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-

lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of cost savings/synergies associated with the ICTG acquisition not being realized, or not being realized within the anticipated time period, (xxvii) the potential loss of key clients related to the ICTG acquisition, (xxviii) risks related to the integration of the businesses of SYKES and ICTG and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 1

	Three Months Ended
	SYKES + ICT	SYKES
	June 30,	June 30,
	2010	2009

Revenues	$299,177	$208,839
Direct salaries and related costs	(197,244)	(133,727)
General and administrative	(93,287)	(56,477)
Canada’s KLA Impairment	—	(1,584)

Income from operations	8,646	17,051
Other income (expense), net	(5,135)	643
SHPS Impairment	—	(2,089)

Income before benefit (provision) for income taxes	3,511	15,605
(Provision) for income taxes	(966)	(1,257)

Net income	$2,545	$14,348

Net income per basic share	$0.05	$0.35
Shares outstanding, basic	46,601	40,654

Net income per diluted share	$0.05	$0.35
Shares outstanding, diluted	46,648	40,953

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 2

	Six Months Ended
	SYKES + ICT	SYKES
	June 30,	June 30,
	2010	2009

Revenues	$574,394	$412,080
Direct salaries and related costs	(375,765)	(263,980)
General and administrative	(196,140)	(111,965)
Canada’s KLA Impairment	—	(1,584)

Income from operations	2,489	34,551
Other income (expense), net	(8,958)	2,200
SHPS Impairment	—	(2,089)

Income (loss) before (provision) for income taxes	(6,469)	34,662
(Provision) for income taxes	(499)	(5,544)

Net income (loss)	$(6,968)	$29,118

Net income (loss) per basic share	$(0.15)	$0.72
Shares outstanding, basic	45,604	40,632

Net income (loss) per diluted share	$(0.15)	$0.71
Shares outstanding, diluted	45,712	40,999

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 3

	Three Months Ended
	SYKES + ICT	SYKES
	June 30,	June 30,
	2010	2009

Revenues:
Americas	$245,957	$148,935
EMEA	53,220	59,904

Total	$299,177	$208,839

Operating Income:
Americas	$24,603	$24,998
EMEA	(3,908)	1,752
Corporate G&A expenses	(12,049)	(9,699)

Income from operations	8,646	17,051

SHPS Impairment	—	(2,089)
Other income (expense), net	(5,135)	643
(Provision) for income taxes	(966)	(1,257)

Net Income	$2,545	$14,348

	Six Months Ended
	SYKES + ICT	SYKES
	June 30,	June 30,
	2010	2009

Revenues:
Americas	$461,495	$291,742
EMEA	112,899	120,338

Total	$574,394	$412,080

Operating Income:
Americas	$50,849	$48,376
EMEA	(4,614)	6,411
Corporate G&A expenses	(43,746)	(20,236)

Income from operations	2,489	34,551

SHPS Impairment	—	(2,089)
Other income (expense), net	(8,958)	2,200
(Provision) for income taxes	(499)	(5,544)

Net income (loss)	$(6,968)	$29,118

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 4

		Three Months Ended
		June 30, 2010

		Acquisition related Costs
			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration	SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Adjusted

Revenues	$299,177				$299,177
Direct salaries and related costs	(197,244)	19			(197,225)
General and administrative	(93,287)	1,718	3,243	1,022	(87,304)

Income from operations	8,646	1,737	3,243	1,022	14,648
Other (expense), net	(5,135)				(5,135)

Income before (provision) for income taxes	3,511	1,737	3,243	1,022	9,513
(Provision) for income taxes	(966)	(557)	(1,038)	(327)	(2,888)

Net income	$2,545	$1,180	$2,205	$695	$6,625

Net income (loss) per basic share	$0.05	$0.03	$0.05	$0.01	$0.14
Shares outstanding, basic	46,601	46,601	46,601	46,601	46,601

Net income (loss) per diluted share	$0.05	$0.03	$0.05	$0.01	$0.14
Shares outstanding, diluted	46,648	46,648	46,648	46,648	46,648

		Acquisition related Costs
			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration	SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Adjusted

Revenues:
Americas	$245,957				$245,957
EMEA	53,220				53,220

Total	$299,177	$—	$—	$—	$299,177

Operating Income:
Americas	$24,603	407	3,235		$28,245
EMEA	(3,908)		8		(3,900)
Corporate G&A expenses	(12,049)	1,330		1,022	(9,697)

Income from operations	8,646	1,737	3,243	1,022	14,648
Other (expense), net	(5,135)				(5,135)
(Provision) for income taxes	(966)	(557)	(1,038)	(327)	(2,888)

Net Income	$2,545	$1,180	$2,205	$695	$6,625

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 5

		Six Months Ended
		June 30, 2010

		Acquisition related Costs
			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration	SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Adjusted

Revenues	$574,394				$574,394
Direct salaries and related costs	(375,765)	34			(375,731)
General and administrative	(196,140)	15,171	5,381	8,676	(166,912)

Income from operations	2,489	15,205	5,381	8,676	31,751
Other (expense), net	(8,958)				(8,958)

Income (loss) before (provision) for income taxes	(6,469)	15,205	5,381	8,676	22,793
(Provision) for income taxes	(499)	(4,056)	(1,436)	(2,314)	(8,305)

Net income (loss)	$(6,968)	$11,149	$3,945	$6,362	14,488

Net income (loss) per basic share	$(0.15)	$0.24	$0.09	$0.14	$0.32
Shares outstanding, basic	45,604	45,604	45,604	45,604	45,604

Net income (loss) per diluted share	$(0.15)	$0.24	$0.09	$0.14	$0.32
Shares outstanding, diluted	45,712	45,712	45,712	45,712	45,712

		Acquisition related Costs
			ICT
		ICT	Depreciation and	ICT
	SYKES + ICT	Severance	Amortization of	Merger
	June 30,	& Consulting	Property & Equipment and	& Integration	SYKES + ICT
	2010	Engagement	Intangibles Write-Ups	Costs	Adjusted

Revenues:
Americas	$461,495				$461,495
EMEA	112,899				112,899

Total	$574,394	$—	$—	$—	$574,394

Operating Income:
Americas	$50,849	1,260	$5,366		$57,475
EMEA	(4,614)		15		(4,599)
Corporate G&A expenses	(43,746)	13,945		8,676	(21,125)

Income from operations	2,489	15,205	5,381	8,676	31,751

Other (expense), net	(8,958)				(8,958)
(Provision) for income taxes	(499)	(4,056)	(1,436)	(2,314)	(8,305)

Net income (loss)	$(6,968)	$11,149	$3,945	$6,362	$14,488

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 6

	Three Months Ended
	SYKES + ICT	SYKES + ICT
	Adjusted	Adjusted
	June 30,	March 31,
	2010	2010

Revenues	$299,177	$275,217
Direct salaries and related costs	(197,225)	(178,506)
General and administrative	(87,304)	(79,608)

Income from operations	14,648	17,103
Other (expense), net	(5,135)	(3,823)

Income before (provision) for income taxes	9,513	13,280
(Provision) for income taxes	(2,888)	(5,417)

Net income	$6,625	$7,863

Net income per basic share	$0.14	$0.18
Shares outstanding, basic	46,601	44,590

Net income per diluted share	$0.14	$0.18
Shares outstanding, diluted	46,648	44,766

	Three Months Ended
	SYKES + ICT	SYKES + ICT
	Adjusted	Adjusted
	June 30,	March 31,
	2010	2010

Revenues:
Americas	$245,957	$215,537
EMEA	53,220	59,680

Total	$299,177	$275,217

Operating Income:
Americas	$28,245	$29,230
EMEA	(3,900)	(699)
Corporate G&A expenses	(9,697)	(11,428)

Income from operations	14,648	17,103

Other (expense), net	(5,135)	(3,823)
(Provision) for income taxes	(2,888)	(5,417)

Net income	$6,625	$7,863

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)
Exhibit 7

	June 30,	December 31,
	2010	2009

Assets:
Current assets	$493,610	$547,854
Property and equipment, net	126,019	80,264
Goodwill & Intangibles, net	169,444	23,300
Other noncurrent assets	44,173	21,053

Total assets	$833,246	$672,471

Liabilities & Shareholders’ Equity:
Current liabilities	$181,582	$200,418
Noncurrent liabilities	90,215	21,379
Shareholders’ equity	561,449	450,674

Total liabilities and shareholders’ equity	$833,246	$672,471

Sykes Enterprises, Incorporated
Supplementary Data

	Q2 2010	Q2 2009

Geographic Mix (% of Total Revenues):

Americas (1)	82.2%	71.3%
Europe, Middle East & Africa (EMEA)	17.8%	28.7%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2010	Q2 2009

Vertical Industry Mix (% of Total Revenues):

Communications	34%	36%
Financial Services	25%	15%
Technology / Consumer	20%	30%
Healthcare	7%	6%
Transportation & Leisure	6%	9%
Other	8%	4%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)
Exhibit 8

	Three Months Ended
	June 30,	June 30,
	2010	2009

Cash Flow From Operating Activities:
Net income	$2,545	$14,348
Depreciation and amortization	15,252	7,162
Changes in assets and liabilities and other	9,323	3,933

Net cash provided by operating activities	$27,120	$25,443

Capital expenditures	$7,342	$7,251
Cash interest paid	$876	$560
Cash taxes paid	$6,362	$2,722

	Six Months Ended
	June 30,	June 30,
	2010	2009

Cash Flow From Operating Activities:
Net income (loss)	$(6,968)	$29,118
Depreciation and amortization	28,015	13,938
Changes in assets and liabilities and other	(10,727)	(9,567)

Net cash provided by operating activities	$10,320	$33,489

Capital expenditures	$13,470	$18,308
Cash interest paid	$1,968	$630
Cash taxes paid	$13,107	$6,274

Sykes Enterprises, Incorporated
Business Outlook Reconciliation*
Exhibit 9

Business Outlook

Third Quarter
2010
Adjusted Diluted Earnings Per Share	$0.24 — $0.26
Severance & Consulting Engagement Costs	$0.00
Merger and Integration Costs	($0.01) — $0.00
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.05) — $(0.04)

Earnings (loss) Per Share	$0.18 — $0.22

Business Outlook

Full Year
2010
Adjusted Diluted Earnings Per Share	$0.81 — $0.83
Severance & Consulting Engagement Costs	($0.24)
Merger and Integration Costs	($0.15) — ($0.14)
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.19) — ($0.17)

Diluted Earnings Per Share	$0.23 — $0.28